Exhibit 4.9

SEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT ("Amendment") is dated effective as of January 15, 2010 (“Effective Date”), by and among AMERICA’S CAR MART, INC., an Arkansas corporation and TEXAS CAR-MART, INC., a Texas corporation (separately and collectively, “Borrower”) and BANK OF OKLAHOMA, N.A. (“Bank”).

RECITALS

A.           Reference is made to the Revolving Credit Agreement dated as of June 23, 2005, and amended effective June 23, 2005, September 30, 2005, April 28, 2006, December 31, 2006, May 16, 2008, and December 15, 2008 (as amended, the "ACM Agreement"), by and among Borrower and Bank, pursuant to which currently exists a $10,000,000 Revolving Line ("RLOC") of Credit and a $10,000,000 Term Loan ("Term Loan") in favor of Borrower.

B.           Borrower and Bank hereby intend to make certain changes to the ACM Credit Agreement, including without limitation an extension of the commitment as to the maturity date of the RLOC.  Terms used herein shall have the meanings given in the ACM Credit Agreement unless otherwise defined herein.

AGREEMENT

For valuable consideration received, the parties agree to the following.

1. Amendments to ACM Agreement. The ACM Agreement is amended as follows.

1.1	In Section 1.01 (Defined Terms), the definition of "Termination Date" is amended to evidence that the Termination Date is hereby extended to April 30, 2011.

1.2.	Section 2.15 (Audit Fees) is amended as follows: "The amount stated as $5,000 shall now be replaced with $10,000”.

1.3.	Section 2.17 is amended as follows: "The amount stated as $12,500 shall now be replaced with $15,000.

1.4.	Section 7.03 (minimum Tangible net Worth) is amended to read as follows:

“Section 7.03.  Minimum Tangible Net Worth.  At all time, calculated as of the last day of each month, maintain a minimum Adjusted Tangible Net Worth as of the last day of each fiscal quarter equal to or greater than the sum of: (i) the greater of (A) eighty-five percent (85%)of the Adjusted Tangible net Worth as of

October 31, 2009, and (B) $128,000,000 plus (ii) seventy-five percent (75%) of positive quarterly Net Income; and (iii) one hundred percent (100%) of any equity issuances.”

2. Conditions Precedent.  The obligations of the Bank to perform under the ACM Agreement, as amended hereby, are subject to satisfaction of the following.

2.1	Borrower and all other parties hereto shall execute and deliver this Amendment and the $10,000,000 Promissory Note attached as Schedule "4.1" hereto.

2.2	Payment of a $10,000.00 nonrefundable fee.

2.3	No Default or Event of Default shall exist or result from the execution and delivery of this Amendment.

3. Representations and Warranties.  Borrower hereby ratifies and confirms all representations and warranties set forth in the ACM Agreement, and all other Loan Documents, other than any representation or warranty that relates to a specific prior date and except to the extent that the Bank has been notified in writing by the Borrower that any representation or warranty is not correct and the Bank has explicitly waived in writing compliance with such representation or warranty.

4. Ratification.  Borrower hereby ratifies and confirms the ACM Credit Agreement, and all other instruments, documents, and agreements executed in connection therewith and further confirm that no Default exists thereunder.  In furtherance hereof, Borrower acknowledges and agrees that in the Fourth Amendment to Revolving Credit Agreement dated as of December 31, 2006, the reference under Section 1.2 of such Amendment to “Section 2.05” was intended to read “Section 2.03”, and that notwithstanding anything to the contrary, the pricing grid set forth in such Section 1.2 is and continues to be in full force and effect.

5. Ratification of Security Agreements.  Each Borrower and Colonial hereby (i) ratifies and confirms its respective Security Agreement dated June 23, 2005, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations secured thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

6. Ratification of Guaranties.  ACM-Texas and Colonial each hereby (i) ratifies and confirms its respective Guaranty dated June 23, 2005, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations guaranteed thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

7. Ratification of Subordination Agreements.  ACM-Texas and Colonial each hereby (i) ratifies and confirms its respective Subordination Agreement dated June 23, 2005, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the Superior Obligations (as defined therein) shall include all Rate Management Obligations of Borrower, as defined herein.

8. Governing Law.  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

9. Release of Lender.  The Borrower hereby releases the Lender from any and all claims, known or unknown, which may have arisen out of or in connection with the ACM Credit Agreement on or prior to the Effective Date.

10. Multiple Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11. Costs, Expenses and Fees.  Borrower agrees to pay all costs; expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

“BORROWER”

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By  \s\  Jeffrey A. Williams
  Jeffrey A. Williams, Vice President

TEXAS CAR-MART, INC., a Texas
corporation

By  \s\  Jeffrey A. Williams
Jeffrey A. Williams, Vice President

"GUARANTORS" and “SUBORDINATING PARTIES”

AMERICA’S CAR-MART, INC., a Texas
corporation, formerly known as Crown
Group, Inc.

By  \s\  Jeffrey A. Williams
Jeffrey A. Williams, Vice President

COLONIAL AUTO FINANCE, INC.,
an Arkansas corporation

By  \s\  William H. Henderson
William H. Henderson, President

“BANK”

BANK OF OKLAHOMA, N.A.

By  \s\  Jeffrey R. Dunn
Jeffrey R. Dunn, Vice President

STATE OF ARKANSAS                                                    )
) ss:                      ACKNOWLEDGMENT
COUNTY OF BENTON                                                       )

On this day, before me, the undersigned, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named JEFFREY A. WILLIAMS, to me personally well known, and stated and acknowledged that he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of AMERICA’S CAR MART, INC., an Arkansas corporation, TEXAS CAR-MART, INC., a Texas corporation, and AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc., and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 1st day of February, 2010.

\s\  Joyce Guest
Notary Public
My commission expires:

10/22/2010
(S E A L)

STATE OF ARKANSAS                                                    )
) ss:                      ACKNOWLEDGMENT
COUNTY OF BENTON                                                       )

On this day, before me, the undersigned, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named WILLIAM H. HENDERSON, to me personally well known, and stated and acknowledged that he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of COLONIAL AUTO FINANCE, INC.,  an Arkansas corporation, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 1st day of February, 2010.

\s\  Joyce Guest
Notary Public
My commission expires:

10/22/2010
(S E A L)

Schedule "4.1"

($10,000,000 Line Note)